UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2008

Smith Micro Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-26536 (Commission File Number)	33-0029027 (IRS Employer Identification No.)
51 Columbia, Suite 200
Aliso Viejo, California 92656
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (949) 362-5800
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.7
EXHIBIT 10.8

Item 1.01 Entry into a Material Definitive Agreement.
     The information set forth below under Item 2.01 is hereby incorporated by reference into this Item 1.01.
Item 2.01Completion of Acquisition or Disposition of Assets
     As previously disclosed on a Current Report on Form 8-K filed by Smith Micro Software, Inc. on December 11, 2007 (the “Prior Report”), on December 10, 2007 Smith Micro entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with PCTEL, Inc. pursuant to which Smith Micro agreed to acquire substantially all of the assets of PCTEL relating to PCTEL’s Mobility Solutions Group (the “Acquisition”). The Acquisition was completed on January 4, 2008 (the “Closing”). Pursuant to the terms of the Asset Purchase Agreement, Smith Micro paid $59.7 million in cash to PCTEL at the Closing.
     All of the employees of PCTEL’s Mobility Solutions Group, consisting of approximately 58 employees, will continue as employees of Smith Micro. Biju Nair, PCTEL’s Vice President and General Manager of the Mobility Solutions Group, entered into an employment agreement, effective upon the Closing, under which he became Smith Micro’s Senior Vice President and General Manager in charge of Smith Micro’s Connectivity and Security business unit (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Nair will receive a base salary at an annual rate of $235,000, a signing bonus of $240,000 (which is to be paid no later than January 31, 2008), and is eligible to receive an annual bonus of up to $60,000. Further, Mr. Nair was awarded 50,000 shares of Smith Micro restricted stock, 25% of which will vest upon the 6-month anniversary of the Closing and 75% of which will vest monthly over the succeeding 18-month period. If, within 12 months of the Closing and prior to the occurrence of a Change of Control, Mr. Nair’s employment is terminated (i) involuntarily by Smith Micro for reasons other than Cause, death or Disability or (ii) by Mr. Nair pursuant to a Voluntarily Termination for Good Reason, then Mr. Nair shall be entitled to receive (1) continuation of his then current base salary for a period of 12 months; (2) continuation of health benefits for up to 12 months; (3) and partial accelerated vesting of Smith Micro equity awards held by Mr. Nair at the time of termination. The capitalized terms “Change of Control,” “Cause,” “Disability” and “Voluntary Termination for Good Reason” used in this Current Report are defined in the Management Retention Agreement described below.
     Further, Smith Micro and Mr. Nair entered into a Management Retention Agreement which provides that, upon a Change of Control, the unvested portion of Mr. Nair’s outstanding equity awards with a performance-based vesting schedule shall be automatically amended to convert such equity awards to a time-based vesting schedule. In addition, under the Management Retention Agreement, if, within 12 months following a Change of Control, Mr. Nair’s employment is terminated (i) involuntarily by Smith Micro other than for Cause, death or Disability or (ii) by Mr. Nair pursuant to a Voluntary Termination for Good Reason, then, subject to Mr. Nair entering a standard form of mutual release of claims, Mr. Nair shall receive the following: (1) a lump-sum cash payment in an amount equal to 150% of his annual base salary; (2) continuation of health benefits for up to 12 months; (3) a pro-rated bonus payment; and (4) immediate vesting in full of all of Mr. Nair’s outstanding equity awards.
     The foregoing descriptions of the Asset Purchase Agreement, the Employment Agreement and the Management Retention Agreement do not purport to be complete and are qualified in their entirety by the Asset Purchase Agreement, the Employment Agreement and the Management Retention Agreement attached as Exhibit 2.6 to the Prior Report and Exhibits 10.7 and 10.8 to this Current Report, respectively.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
     The financial information required by this item with respect to the Acquisition will be filed as soon as practicable, and in any event not later than 71 days after the date of this Current Report on Form 8-K.
(b) Pro Forma Financial Information.

     The pro forma financial information required by this item with respect to the Acquisition will be filed as soon as practicable, and in any event not later than 71 days after the date of this Current Report on Form 8-K.
(d) Exhibits.

2.6(1)	Asset Purchase Agreement, dated December 10, 2007, by and between Smith Micro Software, Inc. and PCTEL, Inc. Certain schedules and exhibits referenced in the Asset Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

10.7	Employment Agreement effective as of January 4, 2008 by and between Smith Micro Software, Inc. and Biju Nair.

10.8	Management Retention Agreement effective as of January 4, 2008 by and between Smith Micro Software, Inc. and Biju Nair.

(1)	Filed as Exhibit 2.6 to Smith Micro’s Current Report on Form 8-K filed on December 11, 2007, and incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC.
Date: January 9, 2008	/s/ Andrew C. Schmidt
Andrew C. Schmidt
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.6(1)	Asset Purchase Agreement, dated December 10, 2007, by and between Smith Micro Software, Inc. and PCTEL, Inc. Certain schedules and exhibits referenced in the Asset Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

10.7	Employment Agreement effective as of January 4, 2008 by and between Smith Micro Software, Inc. and Biju Nair.

10.8	Management Retention Agreement effective as of January 4, 2008 by and between Smith Micro Software, Inc. and Biju Nair.

(1)	Filed as Exhibit 2.6 to Smith Micro’s Current Report on Form 8-K filed on December 11, 2007, and incorporated herein by reference.